UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Agora, Inc.
(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
Floor 8, Building 12
Phase III of ChuangZhiTianDi
333 Songhu Road
Yangpu District, Shanghai
People’s Republic of China
+86-400-632-6626
(Address of principal executive offices, including zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American depositary shares, each representing four Class A ordinary shares	The Nasdaq Stock Market LLC
Class A ordinary shares, par value US$0.0001 per share*	The Nasdaq Stock Market LLC*

*
Not for trading, but only in connection with the listing of the American depositary shares on the Nasdaq Stock Market LLC. The American depositary shares represent Class A ordinary shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the American depositary shares are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates:
333-238960
Securities to be registered pursuant to Section 12(g) of the Act:
None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
The description of the securities being registered is set forth under “Description of Share Capital” and “Description of American Depositary Shares” in the Registrant’s registration statement on Form F-1 (File No. 333‑238960), originally filed with the Securities and Exchange Commission on June 5, 2020, as amended, including any form of prospectus contained therein pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description and prospectus are incorporated herein by reference. Copies of such description will be filed with the Nasdaq Stock Market LLC.
Item 2. Exhibits.
No exhibits are required to be filed as the securities being registered on this form (1) are being registered on an exchange on which no other securities of the Registrant are registered, and (2) are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AGORA, INC.

By:	/s/ Bin (Tony) Zhao
Bin (Tony) Zhao
Chief Executive Officer and Chairman
Dated: June 19, 2020